Exhibit 23.3  Consent of Alle, Gibbs & Houlik, L.C.




           CONSENT OF ALLEN, GIBBS & HOULIK, L.C., INDEPENDENT AUDITORS


We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1996 (except for Notes 1 and 2, as to which the date is July 3, 1996), relating to the Statements of Assets and Liabilities and Direct Revenues, Direct Expenses and Allocated Indirect Expenses of the Business Components of The Ranson Company, Inc. and Subsidiary Acquired in Amendment No. 4 to the Registration Statement (Form S-1 33-96824) of ND Holdings, Inc.




							ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
August 26, 1996